SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 31, 2003

                         GENESIS TECHNOLOGY GROUP, INC.
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             (Exact name of registrant as specified in its charter)

        Florida                    333-86347                65-1130026
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(State or other jurisdiction    (Commission File        (IRS Employer
 or incorporation)                    Number)       Identification No.)


                   777 Yamato Rd. Boca Raton, FL 33431
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           (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code (561) 988-9880

    (Former name or former address, if changed since last report)

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ITEM 5.
SETTLEMENT OF LITIGATION

Genesis Technology Group, Inc. reached a resolution of its litigation against "HYTT parties" on December 31, 2003. On behalf of the company, Becker & Poliakoff Law Firm had filed a lawsuit on June 6, 2003, which has been pending in the federal court in the Southern District of Florida, seeking contractual compensation due from transactions among Altos Bancorp, HYTT and other responsible parties.

The Settlement Agreement resulted in the company accepting 3,750,000 common shares of restricted Hy-Tech Technology Group, Inc. stock (OTCBB: HYTT). In a related matter, Genesis is conveying 300,000 of those shares to Elite Financial Communications Group, which had initially introduced the company to key principals among the HYTT parties.

On June 13, 2003, Genesis Technology Group, Inc. had announced that it won a judgment in the County Court of Palm Beach County in a separate lawsuit against HYTT. The Court issued a default and final judgment decree on Monday, June 9, 2003. Within the required period, HYTT paid Genesis the full amount awarded plus court costs.


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                                    SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Genesis Technology Group, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         GENESIS TECHNOLOGY GROUP, INC.


By:   /s/ Gary L. Wolfson
   ----------------------------
Name:    Gary L. Wolfson
Title:               CEO

Dated: December 31, 2003